As filed with the Securities and Exchange Commission on July 26, 2024

Registration No. 333-266204

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-effective amendment No. 1 to

FORM S-8 registration statement no. 333-266204

UNDER THE SECURITIES ACT OF 1933

GLOBANT S.A.
(Exact name of registrant as specified in its charter)

Grand Duchy of Luxembourg	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

37A, Avenue J.F. Kennedy L-1855, Luxembourg Grand Duchy of Luxembourg
(Address, including zip code, of Principal Executive Offices)
GLOBANT S.A. 2014 EQUITY INCENTIVE PLAN
(Full title of the plan)

Globant, LLC 875 Howard Street, Suite 320 San Francisco, CA 94103 Attn: Nicolás Avila (877) 215-5230	Christopher C. Paci Stephen P. Alicanti Keith Ranta DLA Piper LLP (US) 1251 Avenue of the Americas New York, New York 10020-1104 (212) 335-4500
(Name, address, telephone number, including area code, of agent for service)	(Copies to)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE – DEREGISTRATION OF COMMON SHARES

Globant S.A. (the “Registrant”) hereby files this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement to deregister certain securities originally registered by the Registrant pursuant to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on July 18, 2022 (File No. 333-266204) (the “2022 Registration Statement”), pursuant to which the Registrant, among other things, registered 1,600,000 of the Registrant’s common shares, par value $1.20 per share (the “Common Shares”), for issuance under the Globant S.A. 2014 Equity Incentive Plan (as amended from time to time, the “2014 Plan”).

Pursuant to the 2014 Plan, no awards will be granted under the 2014 Plan after the close of business on July 2, 2024 (the “Termination Time”); provided that, subject to the applicable provisions of the 2014 Plan, all outstanding awards that are subject to being satisfied or terminated under the 2014 Plan as of the Termination Time, will remain outstanding in accordance with the terms of the 2014 Plan and such awards. As of the Termination Time, 491,047 Common Shares remain available for issuance under the 2014 Plan that were not subject to outstanding awards under the 2014 Plan. Therefore, in accordance with the undertakings contained in the 2022 Registration Statement, the Registrant hereby deregisters 491,047 Common Shares that have not been and will not be issued under the 2014 Plan.

As of the Termination Time, an aggregate of 1,629,664 Common Shares remain subject to outstanding awards previously granted under the 2014 Plan. The 2022 Registration Statement will remain in effect to cover the potential issuances of Common Shares pursuant to the terms of the outstanding awards under the 2014 Plan. No additional awards will be made under the 2014 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Form S-8 Registration Statement (Commission File No. 333-266204) to be signed on its behalf by the undersigned, thereunto duly authorized, in Buenos Aires, Argentina, on July 26, 2024.

GLOBANT S.A.

By:	/s/ Juan Ignacio Urthiague
Juan Ignacio Urthiague
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Martín Migoya, Martín Gonzalo Umaran and Juan Ignacio Urthiague as his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this Post-Effective Amendment to Form S-8 Registration Statement (including, without limitation, any additional registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to Form S-8 Registration Statement (Commission File No. 333-266204) has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Martín Migoya Martín Migoya	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	July 26, 2024

/s/ Juan Ignacio Urthiague Juan Ignacio Urthiague	Chief Financial Officer (Principal Financial Officer)	July 26, 2024

/s/ Yanina Maria Conti Yanina Maria Conti	Chief Accounting Officer (Principal Accounting Officer)	July 26, 2024

/s/ Martín Gonzalo Umaran Martin Gonzalo Umaran	Director and Chief Corporate Development Officer and President for EMEA	July 26, 2024

/s/ Guibert Andrés Englebienne Guibert Andrés Englebienne	Director and President of Globant X and Globant Ventures – President for Latin America	July 26, 2024

/s/ Francisco Álvarez-Demalde Francisco Álvarez-Demalde	Director	July 26, 2024

/s/ Andrea Mayumi Petroni Merhy Andrea Mayumi Petroni Merhy	Director	July 26, 2024

/s/ Andrew McLaughlin Andrew McLaughlin	Director	July 26, 2024

/s/ Linda Rottenberg Linda Rottenberg	Director	July 26, 2024

/s/ Alejandro Nicolás Aguzin Alejandro Nicolás Aguzin	Director	July 26, 2024

/s/ Maria Pinelli Maria Pinelli	Director	July 26, 2024

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this Post-Effective Amendment to Form S-8 Registration Statement (Commission File No. 333-266204) in the City of New York, State of New York, on July 26, 2024.

/s/ Nicolás Avila
Name:	Nicolás Avila
Title:	Authorized Representative in the United States